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                                                                     EXHIBIT (6)

                                POWER OF ATTORNEY



      KNOW ALL MEN BY THESE PRESENTS, that Felice Li, whose signature appears below, constitutes and appoints James H. Schropp as attorney-in-fact and agent for the undersigned solely for the purpose of executing reports required under
Section 13 of the Securities and Exchange Act of 1934, and filing the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, thereby ratifying and confirming all that said attorney-in-fact may do or cause to be done by virtue hereof.



Date:  May 7, 1998                   /s/ FELICE LI
                                    ---------------------------
                                    FELICE LI